UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 100 Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2024, Finch Therapeutics Group, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based on the Staff’s review of the Company and pursuant to Listing Rule 5101, the Staff believes that the Company no longer has an operating business and is a “public shell” and that the continued listing of its securities is no longer warranted.

The Company disagrees with Nasdaq’s determination regarding the Company’s status as a “public shell” and, accordingly, has requested an appeal hearing. The hearing request automatically stays any suspension or delisting action pending the hearing and the expiration of any additional extension period that may be granted by the Nasdaq panel pursuant to the hearing. There can be no assurance that the Company’s appeal of the delisting determination will be successful or that, if successful, the Company will be able to maintain compliance with all applicable listing criteria.

Item 8.01 Other Events.

As previously disclosed, including in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and filed with the SEC on November 8, 2023, the Company and the Regents of the University of Minnesota are involved in litigation with Rebiotix Inc. and Ferring Pharmaceuticals Inc. regarding the infringement of various United States patents. On February 21, 2024, the Company received a notice that the U.S. District Court for the District of Delaware issued an order resetting the trial date from May 20, 2024 to August 5, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: February 23, 2024	By:	/s/ Matthew P. Blischak
Matthew P. Blischak
Chief Executive Officer, President and Secretary